UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                    FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 10, 2010

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

             333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 7 are not applicable and therefore omitted.

Item 8.01.  Other Events.

In March, 2010, U.S. Premium Beef, LLC informed its unitholders that, effective as of the close of business on March 27, 2010, Class A Units and Class B Units would be “de-linked,” allowing transfers of each class of units without a concurrent transfer of a unit of the other Class.  The Company also described the internet-based trading system, operated by Variable Investment Advisors, Inc. under the name of AgStockTrade.com, through which transactions involving Class A and Class B Units can be effected.  The system is intended to provide a convenient and efficient way for buyers and sellers of USPB Class A Units and Class B Units to conduct transactions.

The internet-based trading system is now in operation and it is possible that members of the Company’s Board of Directors may elect to purchase or sell USPB Class A or Class B Units through AgStockTrade.com.  In light of the possible impact of trading in Units by members of the Board of Directors, the Company believes it appropriate to inform prospective users of the AgStockTrade.com system of policy limitations on participation in the trading system by members of the Board of Directors.  Under the Company’s “Securities Trading Policy for Associated Persons”, USPB directors, officers, management personnel and certain affiliated parties (the “Associated Persons”) may buy and sell USPB Units only during certain time periods each year.  In particular, Associated Persons may buy or sell Company securities only during the four periods of time beginning one full business day after the Company has published its financial results of operations for an applicable fiscal quarter and ending 30 days later.  However,  from time to time and based on events determined to be material  by the Company’s Board of Directors, the Board of Directors may establish “blackout” periods during which Associated Persons may not purchase or sell the Company’s securities, even during the four periods described above when such purchases or sales could normally occur.  In addition, from time to time, an Associated Person may determine that he or she is personally in possession of material non-public information and that purchases or sales of Company securities should not occur.  As a result, due to the Company’s Securities Trading Policy, there may be extended periods of time each year when members of the Company’s Board of Directors, officers and management team (and certain affiliated parties) cannot participate in the purchase or sale of USPB Class A or Class B Units.   A copy of the U.S. Premium Beef, LLC Securities Trading Policy for Associated Persons is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed pursuant to Item 9.01.

99.1     U.S. Premium Beef, LLC Securities Trading Policy for Associated Persons.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  August 10, 2010